As filed with the Securities and Exchange Commission on May 30, 2014
Registration No. 333-160109

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-8
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

NxStage Medical, Inc.
(Exact name of registrant as specified in its charter)

Delaware	04-3454702
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

350 Merrimack Street, Lawrence, MA	01843
(Address of Principal Executive Offices)	(Zip Code)

2014 Omnibus Incentive Plan
2005 Stock Incentive Plan
(Full title of the plan)

Winifred L. Swan
Senior Vice President and General Counsel
NxStage Medical, Inc.
350 Merrimack Street
Lawrence, MA 01843
(Name and address of agent for service)

(978) 687-4700
(Telephone number, including area code, of agent for service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☑	Accelerated filer ☐
Non-accelerated filer ☐	Smaller reporting company ☐

EXPLANATORY NOTE

This post-effective amendment is being filed because NxStage Medical, Inc. (the “Company”) has adopted the NxStage Medical, Inc. 2014 Omnibus Incentive Plan (the “2014 Plan”) pursuant to which the following shares of common stock of the Company that were previously reserved for issuance pursuant to the NxStage Medical, Inc. 2005 Stock Incentive Plan (the “2005 Plan”) may now be issued pursuant to the 2014 Plan: (1) shares that remained available for grant under the 2005 Plan as of the effective date of the 2014 Plan and (2) shares that were subject to awards under the 2005 Plan as of the effective date of the 2014 Plan but which remain unvested upon the cancellation, surrender, exchange or termination of such awards for any reason whatsoever.

Part II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 8. Exhibits.
The Exhibit Index immediately preceding the exhibits is incorporated herein by reference.

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Lawrence, Massachusetts on May 30, 2014.
NxSTAGE MEDICAL, INC.

By: /s/ Jeffrey H. Burbank
Jeffrey H. Burbank
Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Jeffrey H. Burbank	Chief Executive Officer and Director	May 30, 2014
Jeffrey H. Burbank	(Principal Executive Officer)

/s/ Matthew W. Towse	Chief Financial Officer and Senior Vice President	May 30, 2014
Matthew W. Towse	(Principal Financial Officer)

/s/ Kevin Hershberger	Chief Accounting Officer and Vice President	May 30, 2014
Kevin Hershberger	(Principal Accounting Officer)

*	Director	May 30, 2014
Daniel A. Giannini

*	Director	May 30, 2014
Earl R. Lewis

*	Director	May 30, 2014
Craig W. Moore

*	Director	May 30, 2014
Reid S. Perper

*	By: /s/ Winifred L. Swan
Winifred L. Swan
Attorney-in-Fact

EXHIBIT INDEX

Exhibit Number*	Description
4.1	Restated Certificate of Incorporation. Filed as Exhibit 3.4 to NxStage’s Amendment No. 2 to its Registration Statement on Form S-1/A filed on October 7, 2005.
4.2	Amended and Restated By-laws. Filed as Exhibit 3.5 to NxStage’s Amendment No. 2 to its Registration Statement on Form S-1/A filed on October 7, 2005.
5.1+	Opinion of Hogan Lovells US LLP.
10.1	2014 Omnibus Incentive Plan. Filed as Appendix B to NxStage’s Definitive Proxy Statement on Schedule 14A filed on April 24, 2014.
10.2	2005 Stock Incentive Plan, as amended. Filed as Appendix B to NxStage’s Definitive Proxy Statement on Schedule 14A filed on April 28, 2011.
23.1+	Consent of Ernst & Young LLP, an independent registered public accounting firm.
23.2+	Consent of Hogan Lovells US LLP (included in its opinion in Exhibit 5).
24	Powers of Attorney (previously filed in Part II of the Registration Statement under Signatures and Power of Attorney).

*
Exhibits previously filed with the Securities and Exchange Commission as exhibits to Form S-1 or S-1/A were filed under Commission File Number 333-126711. All other previously filed exhibits were filed under Commission File Number 0-51567. All such exhibits are incorporated herein by reference.

+	Filed herewith.